Exhibit 10.85.10

ACKNOWLEDGMENT OF COPACE ASSESSMENT

This Acknowledgment of CoPACE Assessment (this “Acknowledgment”) dated as of February 3, 2021 is given by LN HOSPITALITY DENVER, LLC, a Colorado limited liability company (“Current Owner”) and LF3 Aurora, LLC, a Delaware limited liability company (“New Owner”) with respect to that certain property located at 255 N. Blackhawk  Street, Aurora, Arapahoe County, Colorado as more fully described on Exhibit A (the “Property”).

RECITALS:

A.  Current Owner is the owner of the Property and is transferring title and all interest in the Property to New Owner (the “Property Transfer”).

B.  New Owner is in receipt of written notice from Current Owner that Current Owner financed installation on the Property certain energy efficiency and/or renewable energy improvements that are permanently fixed to the Property (the “New Energy Improvements”) by participating in the Colorado Commercial Property Assessed Clean Energy financing program, which is administered by the Colorado New Energy Improvement District (the “District”).

C.  Twain Funding I LLC, a Delaware limited liability company, as successor-in-interest to Twain Community Partners II LLC, a Missouri limited liability company (the “Capital Provider”) provided financing in the principal amount of $3,913,475.00 (the “Financing”) for the installation of the New Energy Improvements pursuant to the terms of that certain Assessment and Financing Agreement (the “Financing Agreement”) executed by the District, the Current Owner and the Capital Provider dated September 21, 2018 and recorded on September 21, 2018 at Reception No. D8094058 in the Records of the Arapahoe County Clerk and Recorder’s Office against the Property. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Financing Agreement.

D.  New Owner understands that, as a result of the Financing Agreement, a resulting benefit assessment (the “CoPACE Assessment”) described in the Financing Agreement has been levied on the Property, and that the CoPACE Assessment is reflected on the Property tax bill and collected in installments (along with the property taxes due for the Property) for repayment to the Capital Provider in the same manner as and subject to the same penalties, remedies and lien priorities as real property taxes.

AGREEMENTS:

NOW THEREFORE, in consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.         New Owner hereby acknowledges and agrees that any and all transfers of the Property, including but not limited to the Property Transfer, shall be subject to the Transaction Documents including, without limitation, the Financing Agreement. All obligations under the Financing and Transaction Documents shall run with the land and shall bind all future owners of the Property, including but not limited to New Owner and its successors.

2.         New Owner hereby acknowledges and agrees that Current Owner has provided Capital Provider with at least ten (10) business days’ notice prior to the Property Transfer as required under Section 4.14 of the Financing Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Current Owner and New Owner have executed this Acknowledgment as of the day and year first above-written.

CURRENT OWNER:
LN HOSPITALITY DENVER, LLC, a Colorado
limited liability company

By:/s/ Robert Patel
Name: Robert Patel
Title: Member

NEW OWNER:

LF3 Aurora, LLC
a Delaware limited liability company

By: /s/ Samuel Montgomery
Name: Samuel Montgomery
Title:	CFO of Lodging Fund REIT III, Inc., General
Partner of Lodging Fund REIT III OP, LP, the Sole Member of LF3 Aurora, LLC

EXHIBIT A

Property Legal Description

PARCEL I:

Lot 2, Block 1,

ABILENE STATION SUBDIVISION FILING NO. 1, recorded June 9, 2015 at Reception No. D5059964,

County of Arapahoe, State of Colorado.

PARCEL II:

Beneficial easements in Master Declaration of Covenants, Conditions and Restrictions for Abilene Station recorded July 31, 2015 at Reception No. D5085270,

County of Arapahoe, State of Colorado.